EXHIBIT 99.1

Fuse Science, Inc. Releases Open Letter to Shareholders

Corporate/Partnership Update Teleconference and Webcast to be held Tuesday, August 28th at 4:30 PM ET

Miami Lakes, FL – August 27, 2012 – Fuse Science Inc. (OTCQB: DROP), (www.fusescience.com) an innovative consumer products company that is developing new, patent-pending technologies poised to redefine how consumers receive energy, medicines, vitamins and minerals, today released a letter to shareholders from Chief Executive Officer Brian Tuffin.

Dear Shareholders:

In our recent August 6, 2012 webcast/teleconference, we stated that the executive team of Fuse Science intends to conduct more frequent communication with our shareholders regarding our strategies, progress and creation of shareholder value on an on-going basis.

This letter will be the first of several announcements that will address specific results and priorities driving the three (3) growth engines for Fuse Science:

1)	Positioning EnerJel™ as a potential $200MM+ consumer products business
2)	Drop Technology, our second growth engine which is 100% incremental to the base business
3)	The Science Underlying Our EnerJel™ & Drop Technology – our third growth engine through licensing in the nutraceutical, OTC and pharmaceutical categories

Today’s release is to help educate shareholders in the fundamental strength of our company and address a few common questions received from shareholders to help reinforce the journey ahead.

ENERJEL™ - POSITIONING ENERJEL™ AS A MULTI-MILLION DOLLAR BASE BUSINESS

First, we must point out that Fuse’s executive team, including its majority independent board of directors have a proven breadth of experience which rivals the best of companies, ranging from start-ups to those in the Fortune 50. Their unwavering commitment over the past 15 months has advanced our company from a conceptual idea, with limited capital and theoretical IP -to a real company, with real science, real IP, real products, and a real platform for immediate and future growth.

The stock market may ebb and flow on the news of the day, or lack thereof, but a business with a solid foundation will stand the test of time. We want to take a moment to review for everyone the current foundation that defines Fuse Science, and what it alone means to creating present and future shareholder value.

Our early business focus has been on reinforcing our science and enhancing our IP. This plan has already met with success with the completed development and introduction of a truly exceptional product, EnerJel™. While we are still in the initial phase of marketing and distributing EnerJel™, we strongly believe that EnerJel™ alone will lead Fuse to substantial revenue generation in the short-term and has the potential to become a $200MM+ brand over the next five (5) years. The proprietary technology used in EnerJel™, combined with its all-natural topical formulation is demonstrating an extremely positive consumer response to the product post usage. The repeat purchase data and new user data indicates that EnerJel™ has the potential to significantly expand the sports medicine and muscle rub category. While we know there is substantial anticipation in the market for our Drop product line (which we expect to launch in the fourth quarter of 2012), internally we know that our foundation rests today in a proven product, with substantial efficacy, and the well-positioned ability to become a market leader in its category.

The business model is simple. Get consumers to sample EnerJel™ in active sporting and life conditions, when they’re happening, and over 70% return to purchase. Even more staggering is the data that demonstrates that over one-third of those consumers have repeat-purchased EnerJel™ over 5 times in 6 months!

By focusing on the following priorities over and over, we believe we have the potential to build EnerJel™ into a well-known, respected and highly profitable, multi-million dollar brand:

1.	Daily expansion of our core points of distribution for the EnerJel™ brand is the Food, Drug and Mass Merchant (“FDM”) channel globally;
2.	Completion of production expansion to support demand;
3.	Real-life partnership and product usage by our premier athletes front and center; and
4.	Sample, sample, sample – we believe that the product and its technology will do the rest

The EnerJel™ brand possesses the attributes of a major success story today, which is a by-product of our efforts over the last 15 months. We are continuing to expand our production capability to meet forecast projections and we believe that the EnerJel™ brand alone has set a solid foundation for growth and value by establishing a new standard of performance and meeting consumers unmet needs. Moreover, we believe that the execution of the above priorities will reinforce our business foundation and deliver increasing cash flow to fund the additional growth with each passing quarter.

In the coming days we will provide similar communication to reinforce the details behind our second growth platform, which is our Drop Technology. PowerFuse™ and ElectroFuse™ will be launched in the fourth quarter of 2012. Pre-market activities are already occurring with retailers and our athlete partners on a national scale.

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With this said, we take you right back to the basic fundamentals of our business, which today is building shareholder value that is tangible, and growing as per our business plan. The EnerJel™ brand represents this base, and management anticipates that on its own, the EnerJel™ brand will deliver significant shareholder value and become a major brand in its category over the next five years. Each action we take as a board of directors and executive team is specific and calculated to deliver against our defined and stated strategy that will be followed by an expanding pipeline of Fuse technology-based products.

To this end, on Tuesday, August 28th at 4:30 PM ET we will hold another brief webcast/conference call to announce a new and exciting relationship consistent with our strategy for growth on our EnerJel™ base business and provide additional details regarding the upcoming Drop products launch.

Teleconference and Webcast Tuesday, August 28th at 4:30 PM ET

Interested parties can listen to the live teleconference by dialing (877) 407-0782 from the U.S. or (201) 689-8567 for international callers. Individuals may access the live audio webcast by visiting: http://www.investorcalendar.com/IC/CEPage.asp?ID=169606

A replay of the teleconference will be available until September 11th, 2012 which can be accessed by dialing (877) 660-6853 if calling within the United States or (201) 612-7415, if calling internationally. Please enter account #286 and conference ID #399504 to access the replay. A replay of the webcast will also be archived and available within the investor relations section of the company’s web site at www.fusescience.com.

Thank you for your continued support.

Sincerely,

Brian Tuffin

Chief Executive Officer

Fuse Science, Inc.

About Fuse Science, Inc.

Fuse Science Inc. (OTCQB: DROP), is an innovative consumer products holding company based in Miami Lakes, Florida.  Fuse Science holds the rights to new, patent-pending technologies poised to redefine how consumers receive energy, medicines, vitamins and minerals.  The company maintains the rights to sublingual and transdermal delivery systems for bioactive agents that can now, for the first time, effectively encapsulate and charge many varying molecules in order to produce complete product formulations which can bypass the gastrointestinal tract and enter the blood stream directly - all in a concentrated "DROP" form that is simply applied under the tongue.  The Fuse Science technology is designed to accelerate conveyance of medicines or nutrients relative to traditional pills and liquids and can enhance how consumers receive these products.  Information about Fuse Science is available online at www.fusescience.com and www.poweredbyfuse.com or by calling 305-503-FUSE (3873).

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For more information:	To schedule an interview:

Fuse Science, Inc.	Gus DeQuesada
Investor Relations	Michelsen Advertising
Direct: (305) 503-3873, Ext. 2	C-305-733-1410 / 786-488-7138
Email: ir@fusescience.com	prnews@michelsenadvertising.com

Safe Harbor Statement

Certain statements and information included in this release may constitute "forward-looking statements" as defined in the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied in such statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, estimates and expectations is contained in the Company's SEC filings. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.

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